UNITED STATES
                        SECURITES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest reported): March 16, 2005


                              Multiband Corporation
                             ----------------------
             (Exact name of registrant as specified in its chapter)



           Minnesota                   13529                     41-1255001
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)



      9449 Science Center Drive
         New Hope, Minnesota                                          55428
--------------------------------------------                  ------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code        763-504-3000
                                                          ------------


             -------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.01 Other Events and Regulation FD Disclosure

Multiband Corporation (the Company) has entered into a non-binding letter of intent to sell substantially all of the assets of its Multiband Business Services division (a/k/a Corporate Technologies USA, Inc.) to North Central Equity, LLC. Completion of the sale is subject to a number of conditions including Company board approval and the execution of a definitive purchase agreement.




                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:             March 17, 2005             Multiband Corporation


                                             By     James L. Mandel
                                                 -------------------------------
                                                    James L. Mandel
                                                    Chief Executive Officer


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                                  Exhibit Index

Letter of Intent

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Via e mail
steve.bell@multibandusa.com
jim.mandel@multibandusa.com

James L. Mandel
Steve Bell
Multiband Corporation
9449 Science Center Drive
New Hope, MN 55428

                                                               February 19, 2005

Re: Letter of Intent To Acquire Assets of Corporate Technologies, USA, Inc. d/b/a Multiband Business Services

Gentlemen:

This non-binding letter of intent sets forth some of the major terms and conditions of a proposed agreement pursuant to which NewCo, an acquisition entity to be formed by North Central Equity LLC, ("Buyer") will purchase the Assets (as hereinafter defined) used in the operation of or owned by Corporate Technologies, USA, Inc. d/b/a Multiband Business Services ("MBS") from Multiband Corporation ("Seller").

1. Type of Transaction - Asset Purchase. Pursuant to a definitive agreement or agreements to be prepared by counsel to Buyer (the "Definitive Agreement"), the transaction shall be structured as an asset sale and shall, unless otherwise expressly noted, include all assets owned by or used in the business of the MBS division, including, but not limited to, the following:

      a. All inventory except that inventory required by Seller for its consumer division. Seller shall maintain usual and customary levels of inventory at levels it has maintained in the past in the ordinary course of business from the signing of this letter until the closing of a Definitive Agreement. The amount of inventory shall be no less than $1.6 million after allowance.

      b. All contracts between MBS and its customers and all lists of former, current and prospective customers.

      c.    All supplier agreements, including vendor reimbursements.

      d. Furniture, machinery and equipment used in the operation of or owned by MBS. It is understood that certain assets are operationally shared by MCS and MBS (e.g. the phone system, computer network, servers, etc.) Seller shall rent such shared assets to Buyer for one year from the date of closing for $1.

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      e.    All systems, software, licenses, certifications and processes necessary or desirable to permit the Buyer to order product and services from vendors and to bill and collect from customers.

      f.    Rights to all commissions from telecommunications service providers.

      g.    The MBS purchasing and billing system (ILS).

      h. All intangibles, including the applicable trade names, processes, trade secrets, customer lists, and other intangibles owned by or used in the operation of the MBS division.

      i. The books, records, manuals, contracts, and other documentation owned by or used in the operation of the MBS division.

      j. Excluded Assets. The following assets are excluded from the purchase.

            i.    Cash.
            ii.   Accounts receivable.
            iii.  CSV of life insurance on the balance sheet.
            iv.   The deferred tax asset on the balance sheet.
            v.    Rebates earned by Seller as of closing.
            vi.   Seller's work in process as of closing.
            vii.  All Fixed Assets, except those set forth in section 1.
            viii. Certain select consumer division inventory
            ix.   Letters of Credit


2. Payment of Purchase Price. It is proposed that Buyer shall pay Seller as full consideration for the Assets the sum of $2,650,000, payable as follows:

      a)    Cash on the Closing Date in the amount of $1,783,184 ("Initial
            Payment").

      b) The assumption of $276,816 in deferred service contract obligations (this is the liability on the 12/31/04 balance sheet)

      c) The assumption of approximately $90,000. in accrued vacation time payable

      d) $500,000 payable on December 31, 2005 ("Additional Payment") to secure the representations, warranties, covenants or indemnities of the Seller. Buyer will pay interest only on a monthly basis on the $500,000 at the rate of 7% from the date of closing to December 31, 2005.

      e) Purchase Price Allocation shall be as follows: Assumption of liabilities, $366,816; Inventory 1.6 million; Intangibles $683,184.


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

3. Closing Date. The closing of the sale of the Assets will take place on March 24, 2005, if all required regulatory approvals to such closing have been obtained. This closing date is premised on the Seller providing a full inventory and tangible assets list to Buyer on or before February 22, 2005 and shall be extended for any delay by Seller in delivering the list.

4. Encumbrances. Seller will convey good title to the Assets to Buyer, free and clear of all liens, liabilities, debts, claims, encumbrances, accounts payable, rights to set-off and defects in title.

5. Liabilities. Except as set forth expressly in this letter of intent or in the Definitive Agreement, Buyer will not assume any of the liabilities, indebtedness, commitments or obligations of any kind whatsoever, which relate to the MBS division or the ownership or operation of the Assets prior to the closing.

6. Buyer Conditions of Offer. Buyer's offer is subject to the following conditions:

      a) Completion of on-site and off-site financial, legal and other due diligence by Buyer. Pending the execution of the Definitive Agreement, Seller will permit Buyer and its representatives full and complete access to inspect and appraise the Assets, the MBS division and its business prospects, and will disclose and make available to representatives of Buyer all books, agreements, papers and records relating to the ownership and operation of the Assets. Buyer agrees that such inspection will not interfere with the operations of the MDS division and that no such inspection shall take place and no employees or other personnel of MBS shall be contacted by Buyer without Buyer first coordinating such inspection or contact with Steven Bell or his designee.

      b) Negotiation of the terms of a final mutually acceptable signed Definitive Agreement between the parties, with terms that are customary for such agreements including, but not limited to, representations and warranties, covenants, including noncompetition and nonsolicitation covenants of reasonable duration by the Seller and indemnities of the parties as are customary for such transactions. Additionally, it will be necessary to reach suitable employment agreements with key employees.

      c) The parties obtain any necessary governmental approvals or consent for the transaction, if any, as are legally necessary to complete the transaction.

      d) Seller will sublease to Buyer such space as Buyer deems reasonably necessary to continue operation of the MBS business for $1 per year for a one year period from the date of closing (the $1 payment to cover rent, operating expenses, taxes, etc. and other items owing landlord under Seller's current lease). Thereafter Seller will


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            sublease to Buyer such space as Buyer deems reasonably necessary to continue the operation of the MBS business on mutually acceptable terms to be agreed upon.

      e) Buyer's procuring a floor plan facility, acceptable to the Buyer in its sole discretion, that is effective prior to the closing.

      f) Buyer and Seller will work together cooperatively to provide for an orderly transition of the business during the period following closing. During this period Multiband will provide access to systems and support at terms to be mutually agreed upon to permit Buyer to make an orderly transition of software, applications, data, processes, services, etc. to Buyer.

7. Employees. In order to assure continuity of operations, Buyer intends to hire certain employees of the Seller employed in the MBS division as of the closing. Seller will fully satisfy all obligations it owes to said employees up to and including the day of closing.

8. Representations and Warranties. The Assets shall be transferred to Buyer subject to customary representations and warrants for a transaction of this size and type. Seller's representations and warranties shall expire on the date which is two (2) years following the closing date.

9. Indemnity. Seller shall agree to indemnify Buyer from any and all liabilities relating to Multiband Business Services arising prior to closing.

10. Confidentiality; Disclosure; Expenses. (a) Except as otherwise required by law, Seller and Buyer agree to keep this letter of intent and its contents confidential and not disclose the same to any third party (except attorneys, accountants or consultants hired by them to assist in the transaction) without the written consent of the other party. (b) Except as required by law, any release to the public of information with respect to the matters set forth herein will be made only in the form and manner approved by the parties and their respective counsel. (c) Each party shall bear its own expenses in connection with the implementation of this letter of intent, regardless of whether the Definitive Agreement is executed.

11. No-Shop Clause - to March 24, 2005 (proposed closing date). Unless Buyer sooner terminates this letter, Seller will not, without the approval of Buyer (a) offer for sale the Assets or any material portion thereof, (except that Seller may sell inventory in the normal and ordinary course of its business to end user customers), (b) solicit offers to buy all or any material portion of the Assets, (c) hold discussions with any party (other than Buyer) looking toward such an offer or solicitation, or (d) enter into any agreement with any party (other than Buyer) looking toward such an offer or solicitation, or (e) enter into any agreement with any party (other than Buyer) with respect to the sale or other disposition of the Assets or with respect to any merger, consolidation, or similar transaction involving any entity owning any of the Assets. Seller will promptly communicate to Buyer the substance of any inquiry or proposal concerning any such transaction.


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12.   Definitive Agreement. Except for the provisions of Sections 10, 11 and 12 hereof, this letter of intent is not a binding agreement and shall not give rise to any obligations between the parties. Further, due to the complexity of the proposed transaction, except for the provisions of Sections 10 and 11 hereof, no binding contractual agreement shall exist between the parties hereto unless and until Buyer and Seller shall have executed and delivered the Definitive Agreement, which shall contain the provisions outlined above and other terms and conditions acceptable to both parties in their sole discretion (including, without limitation, contingencies for all necessary regulatory approvals). Either party may for whatever reason terminate this letter of intent and further negotiations by written notice to the other party. In such event, there shall be no liability between us as a result of the execution of this letter, any action taken in reliance on this letter of intent, or such termination, except with respect to the provisions of Sections 10, 11 and 12 hereof.

Please indicate your approval of the terms and conditions of this proposal and your good faith intention to enter into these negotiations by executing it in the space provided below and returning by fax one executed copy to Buyer, whereupon we shall proceed promptly with the preparation and negotiation of the Definitive Agreement. The parties will endeavor to execute the Definitive Agreement within 30 days following the date of Buyer's execution of this letter of intent. Please be advised that this proposal shall expire unless there has been delivered to Seller by fax a fully executed copy of this letter no later than 5:00 p.m., on Friday, February 25, 2005. Our fax number is 612-455-1022.

Please contact me at 612-465-0261 should you have any other questions about this bid or if you wish to discuss the bid further.

We look forward to a successful and mutually rewarding relationship in respect of the transactions set forth herein.

Sincerely,


Elam Baer
Chief Executive Officer
North Central Equity LLC



THIS LETTER IS APPROVED

BY SELLER on February 20 , 2005


Multiband Corporation


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


By:
    ---------------------------------
Title:      CEO
       ------------------------------

AND

Corporate Technologies, USA, Inc.


By:
    --------------------------------
Title:        CEO
       ------------------------------



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